Exhibit 10.4.7

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made as of the [_] day of _____, 2022, by and among Holisto Ltd. (the “Grantor” or the “Company”), a private company (registration no. 515341535) organized under the laws of the State of Israel with offices located at 2 Nim Ave., Rishon LeZion 7546302, Israel and 3i, LP, a company organized under the laws of the State of New York with offices located at 140 Broadway, 38th Floor, New York, NY 10005 in its capacity as the Collateral Agent (as defined below; the “Creditor”).

WHEREAS, pursuant to the term of that certain Securities Purchase Agreement dated as of June 9, 2022 (the “SPA”) by and among the Grantor, Moringa Acquisition Corp. a Cayman Islands exempted company (the SPAC), and each of the investors listed on the Schedule of Buyers attached to the SPA , the Grantor issued the Buyers those certain Senior Secured Convertible Notes (the “Notes”); and

WHEREAS, it is required under the terms of the SPA that the Grantor shall have granted the Creditor, as Collateral Agent on behalf of itself and/or any additional Buyers, security interests, and undertaken the obligation contemplated by this Security Agreement to pledge all its assets in favor of the Creditor, as Collateral Agent on behalf of itself and/or any additional Buyers in a first priority fixed pledge and a first priority floating pledge;

NOW, THEREFORE, the Grantor and the Creditor, intending to be legally bound, hereby agree as follows:

1. Definitions.

(a) Capitalized terms used and not otherwise defined herein shall have the meaning set forth in the SPA and if not defined in the SPA, then in the Note.

(b) As used herein, the following terms shall have the meaning set forth below:

“Collateral” shall have the meaning set forth in Section 2 hereof.

“Event of Default” shall have the meaning set forth in Section 9 of this Agreement.

“Indebtedness” shall have the meaning set forth in the SPA.

“Lien” shall mean mortgages, claims, liens, pledges, charges, encumbrances, security interests and other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any portion of the Collateral.

“Obligations” shall include all loans, advances, debts, liabilities, obligations, covenants and duties owing to the Creditor pursuant to the Note, the Other Notes, the Registration Rights Agreement, or any of the other Security Documents, in all cases – of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Grantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether, absolute or contingent, joint or several, now existing or hereafter arising; and any amendments, extensions, renewals and increases of or to any of the foregoing, and all costs and expenses of the Creditor incurred in the enforcement and collection in connection with any of the foregoing, including reasonable attorneys’ fees and other expenses.

“Ordinary Shares” shall have the meaning set forth in the Note.

“Permitted Liens” shall have the meaning set forth in the Note.

“Person” shall have the meaning set forth in the SPA.

“Security Documents” shall have the meaning set forth in the SPA.

“Other Notes” shall have the meaning set forth in the Note.

“Subsidiaries” shall have the meaning set forth in the SPA.”

“Registration Rights Agreement” means that certain registration rights agreement, dated as of the Closing Date, by and among the Company and the initial holders of the Notes relating to, among other things, the registration of the resale of the Ordinary Shares issuable upon conversion of the Notes or otherwise pursuant to the terms of the Notes and exercise of the Warrants, as may be amended from time to time.

2.1. Grant of Security Interest in the Collateral. In order to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations, the Grantor hereby unconditionally grants, assigns, and pledge to the Collateral Agent, for the benefit of the Creditor first priority floating pledge in all of the existing and future assets of the Company, including a pledge of all of the share capital owned by the Company in each of the Subsidiaries, and including but not limited to the following assets (collectively, the “Collateral”):

(i) All of such Grantor’s (A) accounts; (B) securities entitlements, securities accounts, commodity accounts, commodity contracts and investment property; (C) deposit accounts; (D) pledged interests; (E) documents; (F) chattel paper; (G) inventory, including raw materials, work in process, or materials used or consumed in the Grantor’s business, items held for sale or lease; (H) commercial tort claims, if any; (I) letter of credit rights; (J) all cash and cash equivalents thereof, or other assets of such Grantor that now or hereafter come into possession, custody, or control of the Creditor and/or the Collateral Agent for the benefit of the Creditor.

(ii) All tangible personal property and assets leased or owned by the Grantor, and all Company Real Property as set forth in Schedule 3(w)(ii) of the SPA, including without limitation any equipment and machinery thereof, any fixture, structure, and estate whether now owned or hereafter acquired or arise and wherever located and all property of the Grantor now or hereafter in the Creditor’s possession or in transit to or from, or under the custody or control of, the Creditor or any affiliate thereof.

(iii) All rights and interests in estate and all contractual rights under agreements made by and among the Grantor and the Israel Land Authority and/or the Development Authority and/or the Jewish National Fund and/or any other party whether now owned or hereafter acquired or arise and wherever located.

(iv) All general intangibles of every kind and description, including payment intangibles, all existing and future choses in action, claims (including claims for indemnification or breach of warranty), books, records, contracts, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies.

(v) Any of the securities, financial assets, options, shares, interests and banknotes withdrawn by or registered in the name of the Company, that are at any time and under any circumstances directly or indirectly exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any share capital or other security of the Company.

(vi) All authorized share capital of which are issued and outstanding and/or reserved for issuance pursuant to Convertible Securities (as defined in the SPA), and Grantor’s goodwill and reputation, as now owned or hereafter arise, provided, however, that there are no additional limitation with respect to the issuance of shares or other securities by the Grantor from the registered share capital that are not restricted under the SPA.

(vii) All rights, titles, and interests in all assets, proceeds, profits, incomes and other benefits, arising from or in connection with the Company Intellectual Property (as defined below), whether now owned or hereafter acquired, including any licenses and/or registrations rights provided to the Grantor in or with respect to Company Intellectual Property and all Listed Company Intellectual Property (as set forth in Schedule 3(x)(ii) of the SPA) registered or filed by, or on behalf of, the Company anywhere in the world that is owned by the Company or a Subsidiary, any unregistered trademarks used by the Company or its Subsidiaries, and includes the owner of record, date of application or issuance and relevant jurisdiction as to each, and all Company Intellectual Property Contracts (as set forth in Schedule 3(x)(iii) of the SPA), and all IP Assignment Agreements (as described in section 3(x)(vii) thereunder), including without limitations (the “Company Intellectual Property”): (A) trademarks and service marks, trade dress, product configurations, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (B) inventions, discoveries, improvements, ideas, know-how, formula methodology, processes, technology, software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (C) trade secrets, including confidential information and the right in any jurisdiction to limit the use or disclosure thereof; (D) copyrights in writings, designs software, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (E) database rights; (F) internet websites, domain names and applications and registrations pertaining thereto and all intellectual property used in connection with or contained in all versions of the Web sites; (G) rights under all agreements relating to the foregoing; (H) books and records pertaining to the foregoing; and (I) claims or causes of action arising out of or related to past, present or future infringement or misappropriation of the foregoing.

(viii) All cash and noncash proceeds and products including insurance proceeds or commercial tort claims of all of the foregoing property, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for tax or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extant not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, otherwise with respect of the foregoing. Without limiting the generality of the foregoing, such proceeds includes whatever is receivable or received when Investment (as defined in the Note) or proceeds are sold, exchanges, collected, or otherwise deposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to the Grantor from time to time with respect to any of the Investment.

(ix) All rights, proceeds, and assets that exist now or hereafter in the deposit accounts, including but not limited to any of the securities, money, and account opening documents and/or any other material document that were signed or will be signed by the Grantor with respect to the deposit accounts whether now owned or hereafter acquired (the “Deposit Money”). In the event that the Deposit Money, or any portion thereof or interest therein, is transferred into another Person’s account, for any reason, including as a result of renewal, termination, sale, exchange, collection, or other disposition of the Deposit Money, as a matter of applicable law or under the terms of another contract, the terms of this Agreement shall apply on the transferred Deposit Money. For the avoidance of doubt, this Section 2(ix) will apply in case of further transfers of the Deposit Money.

A first priority fixed pledge of all of the Company Intellectual Property.

2. Change in Name or Locations. The Grantor hereby agrees that if the Grantor changes its name, its type of organization or its state of organization the Grantor will immediately notify the Creditor in writing of the additions or changes.

3. Representations and Warranties. The Grantor represents, warrants and covenants to the Creditor that: (i) all the representations and warranties made by the Company in Section 3 of the SPA are true and correct on the date hereof; (ii) the Grantor has good, marketable and indefeasible title to the Collateral that it owns and the Collateral is free from any and all Liens of any kind, other than Permitted Liens; (iii) except as herein provided or expressly permitted in the Note, the Grantor will not hereafter without the Creditor’s prior written consent sell, pledge, encumber, assign or otherwise dispose of any of the Collateral or any part thereof, or permit any right of setoff, lien or security interest to exist thereon except to the Creditor and except in the ordinary course of business, all subject to the provisions of the Note; and (iv) the Grantor will use its reasonable commercial efforts to defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein, as it deems appropriate in its reasonable judgment.

4. Grantor’s Covenants. The Grantor covenants that it shall:

(i) from time to time and at all reasonable times at reasonable intervals and upon prior written coordination with the Grantor, allow the Creditor, by or through the Collateral Agent and/or any of its officers, attorneys, or accountants, during working hours, to examine or inspect the Collateral all in accordance with the provisions of the Note, subject to execution by the inspector thereof of a customary confidentiality undertaking towards the Grantor;

(ii) subject to the provisions of the Note, keep the Collateral in good working order and repair at all times, subject to normal wear and tear;

(iii) have and maintain at all times insurance with reputable insurance companies which the Grantor believes is reasonable for its operations.

5. Negative Pledge; No Transfer. Without derogating from the provisions of the Note and unless expressly permitted under the Note, the Grantor will not sell or offer to sell or otherwise transfer or grant or allow the imposition of a Lien upon the Collateral and will not allow any third party to gain control of all or any part of the Collateral (except, in each case, for any sale, transfer, grant, collections of accounts and other transactions or actions in the Grantor’s ordinary course of business), and will not use any portion thereof in any manner inconsistent with this Agreement or with the terms and conditions of any policy of insurance thereon.

6. Covenants for Accounts.

(i) The Grantor will, on the Creditor’s reasonable demand, make notations on its books and records showing the Creditor’s security interest.

(ii) From time to time with such reasonably frequency as the Creditor may request however not more than once a calendar quarter, the Grantor will report to the Creditor all credits given to account debtors on all accounts.

7. Further Assurances.

(i) The Grantor shall file one or more financing, continuation or amendment statements as reasonably necessary in order to perfect, preserve and protect the Creditor’s security interests. If required by the Grantor, the Creditor will execute all documentation necessary for obtaining and maintaining perfection of the Creditor’s security interests in the Collateral.

(ii) If any Collateral consists of letter of credit rights, electronic chattel paper, deposit accounts or supporting obligations not maintained with the Creditor or one of its affiliates, or any securities entitlement, securities account, commodities account, commodities contract or other investment property, then at the Creditor’s request the Grantor will make its reasonable commercial efforts to execute and to cause the depository institution or securities intermediary upon whose books and records the ownership interest of the Grantor in such Collateral appears, to execute such pledge agreements, notification or other agreements as the Creditor deems necessary in order to perfect, prioritize and protect its security interest in such Collateral, in each case in a form satisfactory to the Creditor.

8. Events of Default. Each of the following events shall constitute an “Event of Default”:

(i) the failure of the applicable Registration Statement (as defined in the Registration Rights Agreement) to be filed with the SEC on or prior to the date that is ten (10) Israeli Business Days after the applicable Filing Deadline (as defined in the Registration Rights Agreement) or the failure of the applicable Registration Statement to be declared effective by the SEC on or prior to the date that is five (5) days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement);

(ii) while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or such Registration Statement (or the prospectus contained therein) is unavailable to any holder of Registrable Securities (as defined in the Registration Rights Agreement) for sale of all of such holder’s Registrable Securities in accordance with the terms of the Registration Rights Agreement (other than as a result of actions or conduct by any Holder, any Other Holder or any of their Affiliates), and such lapse or unavailability continues for a period of ten (10) consecutive days or for more than an aggregate of twenty (20) days in any 365-day period (excluding days during an Allowable Grace Period (as defined in the Registration Rights Agreement));

(iii) the suspension (or threatened suspension as evidenced by written notice from the Eligible Market) from trading or the failure of the Ordinary Shares to be listed (as applicable) on an Eligible Market for a period of five (5) consecutive Trading Days;

(iv) the Company’s (A) failure to cure a Conversion Failure or a Delivery Failure (as defined in the Warrants) by delivery of the required number of Ordinary Shares within five (5) Trading Days after the applicable Conversion Date or exercise date (as the case may be) or (B) notice, written or oral, to any holder of the Notes or Warrants, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Notes into Ordinary Shares that is requested in accordance with the provisions of the Notes, other than pursuant to Section 3(d), or a request for exercise of any Warrants for Ordinary Shares in accordance with the provisions of the Warrants;

(v) except to the extent the Company is in compliance with Section 11(b) of the Note, at any time following the tenth (10th) consecutive day that the Holder’s Authorized Share Allocation (as defined in Section 11(a) of the Note) is less than the sum of (A) the number of Ordinary Shares that the holder of a Note would be entitled to receive upon a conversion of the full Conversion Amount of the Note (without regard to any limitations on conversion set forth in Section 3(d) of a Note or otherwise), and (B) the number of Ordinary Shares that a holder of a Note would be entitled to receive upon exercise in full of the Holder’s Warrants (without regard to any limitations on exercise set forth in the Warrants);

(vi) the Company’s or any Subsidiary’s failure to pay to the holder of a Note any amount of Principal, Interest, Make-Whole Amount, Late Charges or other amounts when and as due under the Note (including, without limitation, the Company’s or any Subsidiary’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document (as defined in the SPA) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure remains uncured for a period of at least two (2) Trading Days after notice from the Holder as to such failure;

(vii) the Company fails to remove any restrictive legend on any certificate or any Ordinary Shares issued to the holder of a Note upon conversion or exercise (as the case may be) of any Securities (as defined in the SPA) acquired by the holder of a Note under the SPA (including the Note) as and when required by such Securities or the SPA, unless otherwise then prohibited by applicable securities laws, and any such failure remains uncured for at least five (5) Israeli Business Days;

(viii) the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $250,000 of Indebtedness (as defined in the SPA) of the Company or any of its Subsidiaries, other than with respect to any Other Notes;

(ix) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within sixty (60) days of their initiation;

(x) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a foreclosure sale or any other similar action under any applicable law;

(xi) the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Significant Subsidiary of a voluntary or involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of sixty (60) consecutive days;

(xii) a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against the Company and/or any Significant Subsidiary and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $250,000 amount set forth above so long as the Company provides the holder of a Note a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the holder of a Note) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Significant Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment, or such longer period if permitted under the applicable judgement;

(xiii) the Company and/or any Subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $250,000 due to any third party (other than payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $250,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any Subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company or any of its Subsidiaries, individually or in the aggregate;

(xiv) other than as specifically set forth in another clause of this Section 9, the Company or any Subsidiary breaches in any material respect representation or warranty, or covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five (5) consecutive Trading Days;

(xv) a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that either (A) the Equity Conditions are satisfied, (B) there has been no Equity Conditions Failure, or (C) as to whether any Event of Default has occurred;

(xvi) any breach or failure in any respect by the Company or any Subsidiary to comply with any provision of Section 15 of the Note;

(xvii) any Material Adverse Effect (as defined in the SPA) occurs;

(xviii) any provision of any Transaction Document (including, without limitation, the Security Documents and the Guaranties) shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto other than as a result of such provision being in violation of any Law, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document (including, without limitation, the Security Documents and the Guaranties);

(xix) any Security Document shall for any reason fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on the Collateral in favor of the Collateral Agent or any material provision of any Security Document shall at any time for any reason cease to be valid and binding on or enforceable against the Company or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof;

(xx) any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than thirty (30) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Significant Subsidiary, if any such event or circumstance could have a Material Adverse Effect; or

(xxi) any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

9. Enforcement.

(i) On and at any time after the occurrence of an Event of Default, unless such Event of Default was cured by the Debtor, or expressly waived (in writing) by the Creditor, the Creditor shall be entitled to take all such steps available according to applicable law as it sees fit to collect amount due by the Company from the Company and, in addition thereto, without prejudice to any and all of its other rights, to realise the Collateral, whether by the application for the appointment of a Receiver (as defined below) or whether by any other method permitted under applicable law. “Receiver” means a receiver, trustee, administrator, administrative receiver, custodian, conservator, special manager or other similar official appointed on application of the Creditor, pursuant to the terms of this Agreement.

(ii) On and at any time after the occurrence of an Event of Default, unless such Event of Default was cured by the Debtor, or expressly waived (in writing) by the Creditor, the Creditor shall be entitled, subject to applicable law, in any proceedings concerning the bankruptcy, liquidation, winding up or receivership (or similar proceedings) of the Company, to: (i) demand, claim, and prove any amounts due to the Creditor or the holders of Notes and give acquittance thereunder; and (ii) file any claims and proofs, give receipts and take all such proceedings and do all such things available according to applicable law as the Creditor sees fit to recover any amounts due to the Creditor or the holders of Notes.

(iii) On and at any time after the occurrence of an Event of Default, unless such Event of Default was cured by the Debtor, or expressly waived (in writing) by the Creditor, the Creditor shall have all powers that it may, in its full discretion, determine to be desirable or necessary to preserve the Collateral and to take all such steps for such purpose.

(iv) A Receiver shall have all powers conferred by applicable law, including, without limitation, the power, subject to applicable law:

a.	to receive to its authority and control the Collateral and to take possession thereof;

b.	to exercise any right charged or pledged hereunder in the same manner in which the Company was entitled to exercise such right in accordance with the terms of Section 20 of the Pledges Law, 1967;

c.	to do any other act or thing which the Receiver considers to be incidental or conducive to the exercise of any other right exercisable by it; and

d.	to make any other reasonable arrangement with respect to the Collateral or any part thereof as it may see fit.

10. Reserved.

11. Payment of Expenses. Without derogating from the provisions contained herein, the Grantor shall pay, upon demand, all reasonable costs, charges and expenses (including reasonable attorney’s fees), incurred by the Creditor in enforcing its rights and remedies hereunder.

12. Notices. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be send in accordance with the notice provision set forth in Section 27(a) of the Note, as amended.

13. Preservation of Rights. No delay or omission on each party’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will such party’s action or inaction impair any such right or power. The Creditor’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the they may have under other agreements, at law or in equity.

14. Illegality. If any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Agreement.

15. Changes in Writing. No modification or amendment of this Agreement will be effective unless made in a writing signed by the parties hereto and no waiver of, or consent to any departure by the Grantor from, any provision of this Agreement will be effective unless made in writing signed by the Creditor, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Grantor will entitle the Grantor to any other or further notice or demand in the same, similar or other circumstance.

16. Entire Agreement. This Agreement (including the documents and instruments referred to herein) together with the SPA, the Note and any of the Security Documents, constitute the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. In the event of any discrepancy between the provisions hereof on the one hand and the provisions of the SPA or the Note on the other hand, the provisions of the SPA or the Note, as the case may be, shall prevail.

17. Counterparts. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

18. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Grantor and the Creditor and their respective heirs, executors, agents, successors and assigns; provided, however, that the Grantor may not assign this Agreement in whole or in part without the Creditor’s prior written consent and the Creditor may not assign this Agreement in whole or in part.

19. Interpretation. In this Agreement, unless the Creditor and the Grantor otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Unless otherwise specified in this Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with US GAAP.

20. Indemnity. The Grantor agrees to indemnify the Creditor, each legal entity, if any, who controls the Creditor and each of their respective directors, officers and employees or the Creditor (the “Indemnified Parties”) and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and out of pocket expenses (including all reasonable fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefore) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Grantor), in connection with or arising out of or relating to any breach of a representation, warranty or covenant by the Grantor; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses to the extent attributable to an Indemnified Party’s gross negligence or willful misconduct and provided further that such Indemnified Party promptly notifies the Grantor of any event brought to its knowledge, which gives rise to indemnification hereunder, and provides the Grantor the opportunity to take control of the defense and settlement of any third party claim, with counsel reasonably satisfactory to such Indemnified Party, and provides the Grantor with reasonable assistance with respect thereto, at the Grantor’s expense, and that no settlement will be binding upon the Grantor or the Creditor unless approved by them in writing. The Indemnified Party shall be entitled to appoint its own counsel to the extent that it reasonably believes that a conflict of interests exists, in which case such counsel shall work together with the Grantor’s counsel and the reasonable expenses related to retaining such counsel shall be borne solely by the Grantor. Notwithstanding anything to the contrary, in no event shall such indemnification obligation under this Section 21, exceed an amount equal to the proceeds payable by the Grantor under the Note and in no event shall the Grantor have any liability for consequential or indirect damages. Notwithstanding the foregoing, no Indemnified Party shall be entitled to any indemnification and/or defense hereunder with respect to any claims, damages, losses, liabilities and/or expenses, if such Indemnified Party has already been defended from or indemnified with respect to (or otherwise recovered the damages which are the subject matter of) such claims, damages, losses, liabilities and/or expenses pursuant to any other indemnification and/or defense provisions of any other Transaction Document.

21. Governing Law and Jurisdiction. This Agreement has been delivered to and accepted by the Creditor and will be deemed to be made in the State of Israel. This Agreement will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of Israel, without giving effect to its conflicts of laws provisions. The Grantor hereby irrevocably consents to the exclusive jurisdiction of the competent courts of the District of Tel-Aviv – Yafo, Israel, without limiting the ability of the Creditor to seek any injunctive relief in any other jurisdiction.

22. Termination of Security Interests. Upon the indefeasible payment in full of Obligations, the security interests granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Creditor shall, at the Grantor’s expense, promptly execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

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The Grantor acknowledges that it has read and understood all the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

IN WITNESS WHEREOF, the due execution hereof by the Grantor as a document under seal, as of the date first written above.

Grantor:

HOLISTO LTD.
By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

Creditor:

3i LP
By:
Name:
Title: